UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)     October 26, 2006

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                   0-24393                13-3945947
 (State or other jurisdiction       (Commission            (IRS Employer
       of incorporation)            File Number)         Identification No.)


30 Ledgar Road, Balcatta, WA, Australia                         6021
(Address of principal executive offices)                     (Zip Code)

Registrant's Telephone Number, including the area code:   (+61) 8 9240-2836


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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AURORA GOLD CORPORATION
-----------------------

Item 8.01 Other Events

Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce a new discovery at the Sao Joao property.

The Sao Joao property follow up trenching has revealed 6 quartz veins ranging in width from 0.15 to 0.5m in width. The quartz veins are hosted in a member of the Pararui granite, which is the host of several large gold occurrences in this region of the Tapajos. The granite is stock worked with iron stained veinlets between the major veins, and Aurora Gold is confident these will also host economic gold mineralisation.

        Results from sampling of trench 1 resulted in 80m @ 30.94g/t Au

A trench cut along Vein 1 was sampled on 5m intervals resulting in 80m @ 30.94 g/t Au. This vein has been traced on surface for approximately 140m though sub-cropping quartz fragments which indicate this vein may be in excess of 200m in length.

A series of 6 trenches totaling approximately 350m have been cut along 6 sub parallel veins. These veins are believed to be part of a NE trending brittle shear zone.

Aurora Gold is testing the potential of stock work mineralization noted between the veins and has completed a 52m trench normal to the outcropping veins. These samples are currently in transit to the assay laboratory.

Aurora Gold is confident the planned drilling program will intersect significant mineralisation.

    Aurora Gold completes acquisition and interpretation of geophysical data

Aurora Gold has now acquired geophysical data covering all of its properties and has engaged a specialist to assist in geological modeling and target generation on all properties. The geophysical data will assist in defining lithological boundaries and structures to compliment the soil geochemistry and outcrop sampling.

The ongoing geochem soil sampling of all the projects has been integrated into the geophysics and geological mapping to provide a much more robust understanding of trends and mineralisation styles. The trends will be followed up by tighter geochemistry and drill target definition.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 5 exploration properties totalling 44,469 hectares in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades on the following exchanges under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.


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
Item  9.01     Financial  Statements  and  Exhibits

(d)      Exhibits:

99.1 Aurora Gold Corporation news release issued October 26, 2006 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AURORA GOLD CORPORATION


Date: October 26, 2006                  by: /s/ A. Cameron Richardson
      ----------------                      -------------------------
                                                A. Cameron Richardson
                                                CFO and Director


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